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EXHIBIT 10.2

                             ALASKA AIR GROUP, INC.
                          2004 LONG-TERM INCENTIVE PLAN

               ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 31, 2004
            APPROVED BY ALASKA AIR GROUP SHAREHOLDERS ON MAY 18, 2004
                AMENDED BY THE BOARD OF DIRECTORS ON JUNE 2, 2004

1. PURPOSE

      The purpose of the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan (the "Plan") is to promote the long-term profitability of Alaska Air Group, Inc. ("Air Group" and together with its subsidiaries, the "Company") and to enhance value for its stockholders by offering incentives and rewards to key employees, officers and directors of the Company, to retain their services and to encourage them to acquire and maintain stock ownership in the Company.

2. TERM

      The Plan shall become effective as of May 18, 2004, subject to the approval of the stockholders of Air Group, and shall terminate at the close of business on the tenth anniversary of such approval date unless terminated earlier by the Board. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN ADMINISTRATION

      The Compensation Committee (the "Committee") of the Board of Directors of the Air Group (the "Board") shall be responsible for administering the Plan. The members of the Committee shall be appointed by the Board and shall consist solely of three or more nonemployee members of the Board who are "independent" directors as defined in the New York Stock Exchange's Listed Company Manual and who are intended to qualify to administer the Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") or any successor rules, and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4. ELIGIBILITY

      Any employee or director of the Company shall be eligible to receive awards under the Plan. "Employee" shall also include any former employee or director of the Company eligible to receive an assumed or replacement award as contemplated in Sections 6 and 8 and any person to whom an offer of employment has been extended. "Company" includes any entity that is directly or indirectly controlled by the Company, as determined by the Committee; provided however, that ISOs (as defined in Section 8(a)) may only be granted to an employee of Air

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Group or one of its "subsidiary corporations" (as that term is defined in
Section 424(f) of the Code). A director who is not an employee of the Company (a "nonemployee director") is eligible to receive payments as set forth in Section 8(d) for payment of such nonemployee director's annual retainer (exclusive of any per-meeting fees, committee chair fees or expense reimbursements) ("Annual Retainer").

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

      Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of common stock, $1.00 par value, ("Common Stock") of Air Group ("shares") which may be awarded and delivered to participants under the Plan shall not exceed the sum of (i) 1,700,000, (ii) any shares available for future awards, as of the effective date of this Plan, under the Alaska Air Group, Inc. 1999 Long-Term Incentive Equity Plan (the "1999 Equity Plan") and (iii) any shares that are represented by awards under the 1999 Equity Plan which, after the effective date of this Plan, are forfeited, expired, are cancelled without delivery of shares, or otherwise result in the return of shares to the Company.

      Notwithstanding any provision to the contrary, the following award limits shall apply (subject to adjustment as provided in Section 6 below):

      (a) In no event shall a participant receive an award or awards during any one (1) calendar year covering in the aggregate more than 300,000 shares;

      (b) In no event shall there be granted during the term of the Plan shares pursuant to Section 8(c) of the Plan covering more than fifty percent (50%) of the total shares authorized under this Plan.

      Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise or, in the case of awards granted under Section 8(c), do not vest shall thereafter be available for the granting of other awards. Shares otherwise issuable pursuant to an award that have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where an SAR or other award is settled in cash, the shares covered by such award shall remain available for the granting of other awards. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

      Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. ADJUSTMENTS AND REORGANIZATIONS

      In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, the Committee shall make a proportionate adjustment, as the Committee in its sole discretion deems equitable or appropriate, with respect to: (a) the aggregate number of shares that may be issued under the Plan; (b) each outstanding award made under the Plan; and (c) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7. FAIR MARKET VALUE

      Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported daily on the New York Stock Exchange (or, if the shares are not listed on the New York Stock Exchange, such other established national securities exchange or association that the Committee shall designate). If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which a sale of shares occurred shall be used.

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8. AWARDS

      The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as conversion or substitution for, as alternative to, or as the payment form for, grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The Committee shall have the right to substitute or assume awards under this Plan in connection with mergers, reorganizations, separations, or other transaction to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The types of awards that may be granted under the Plan are:

            (a) Stock Options -- This is a grant of a right to purchase a specified number of shares during a specified period as determined by the Committee. Each stock option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. Stock options granted under the Plan may either be incentive stock options ("ISOs") which are qualified under Section 422 of the Code, with respect to grants to participating employees, or nonqualifed stock options ("Nonqualified Options"), with respect to grants to participating employees or other eligible Plan participants. All stock options shall be separately designated ISOs or Nonqualified Options at the time of grant. Stock options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees, consultants, advisors or other option holders of an acquired entity are referred to in this Plan as "Conversion Options." The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant (except (1) for Conversion Options and (2) if a stock option is granted retroactively in tandem with or as a substitution for an SAR, the exercise price may be no lower than the exercise price per share for such tandem or replaced SAR). The exercise price for a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iii) any combination of the above.

                  (I) Incentive Stock Options. Notwithstanding anything to the contrary herein, each ISO granted pursuant to this Plan shall include the following provisions: ISOs may be granted only to individuals who are employees of the Company at the time the ISO is granted. The purchase price per share for each ISO (except for Conversion Options) shall not be less than 100% of Fair Market Value on the date of grant. No employee shall be eligible for an ISO if, on the date of grant, such employee owns (including ownership through the attribution provisions of Section 422 of the Code) in excess of 10% of the total combined voting power of all classes of stock of the Company unless the following two conditions are met:
            (A) the option price for the shares of Common Stock subject to the ISO is at least 110% of the Fair Market Value on the date of grant and (B) the option agreement under which the stock option was granted provides that the term of the ISO does not exceed five years. No employee shall be eligible to receive ISOs (under this Plan and all other stock option plans of the Company) that are exercisable for the first time in any calendar year with respect to shares with a Fair Market Value (determined at the date of grant) in excess of $100,000. No ISO shall be exercisable after the expiration of ten (10) years from the date it was granted. An ISO shall not be transferable except by will or by the laws of descent and distribution and, during the lifetime of the option holder, shall be exercisable only by the option holder.

            (b) SARs -- This is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted (except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value shall be no lower than the exercise price per share for such tandem or replaced stock option).

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            (c) Stock Awards -- This is an award made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or stockholder returns, or other performance goals as the Committee deems appropriate, where such goals may be stated in absolute terms or relative to comparison companies. Stock awards based on continuous service will vest over a period of three years or more. Stock awards based on performance measures will vest over a period of one year or more, as the Committee may determine.

            (d) Stock Payments - This is payment of a portion or all of the Annual Retainer to be paid to a nonemployee director in shares of Common Stock (a "Stock Payment") rather than cash for services rendered as a director of the Company. On the first business day following the Company's Annual Meeting of Stockholders, or such later date during the period beginning on the date immediately following the Company's Annual Meeting of Stockholders for that year and ending immediately prior to the Company's Annual Meeting of Stockholders in the next succeeding calendar year (the "Plan Year") that a nonemployee director is elected or appointed to the Board, a Stock Payment will be made to each nonemployee director for a fixed portion of such nonemployee director's Annual Retainer. The fixed portion shall be determined by the Board. A nonemployee director may also make an election to increase the amount of the Stock Payment up to the full amount of such nonemployee director's Annual Retainer. Such an election shall be made on a form provided by the Committee and returned to the Committee on such date as the Committee shall establish, but in any case no later than the first day of the Plan Year to which the election relates. The election form shall state the amount by which the nonemployee director desires to reduce the cash portion of his or her Annual Retainer, which shall be applied toward the purchase of Common Stock on the same date that the Stock Payment is made; provided, however, that no fractional shares may be purchased. Any funds withheld but not able to be applied to the purchase of whole shares shall be paid to the nonemployee director in cash. A nonemployee director shall not be allowed to change or revoke any election for the relevant year, but may change his or her election for any subsequent Plan Year.

            (e) Cash Award - This is an award paid in cash upon the achievement, in whole or part, of performance goals relating to one or more of the following business criteria within the meaning of Section 162(m) of the
      Code: profitability, revenue, cost, cash flow, earnings, share price, return on equity, return on assets, return on invested capital, economic value added, market share, productivity, safety, customer satisfaction, on-time performance or other objective operational measures. Any of these criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company. These criteria shall be calculated under a methodology established in writing by the Committee prior to the issuance of an award. Such writing may be a plan or other arrangement established by the Committee hereunder, which shall set forth the terms and conditions of the performance-based cash awards, provided that such plan or arrangement shall not expand the class of individuals entitled to participate under the 2004 Long-Term Incentive Plan, add to any of the performance criteria described above, or increase the maximum amount payable to any single participant with respect to any calendar year, as set forth below. The maximum amount of any cash payment under a plan or arrangement established by the Committee hereunder to any single participant with respect to any calendar year will not exceed twice the participant's base salary as in effect on the last day of the preceding fiscal year and in no event will exceed $1,000,000.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

      The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

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10. DEFERRALS AND SETTLEMENTS

      Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. TRANSFERABILITY AND EXERCISABILITY

      Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except to the extent permitted by the Committee, in its sole discretion. However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12. EVIDENCE OF AWARDS

      Awards under the Plan shall be evidenced by instruments as approved by the Committee that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant's employment terminates, and the Committee's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award.

13. ACCELERATION AND SETTLEMENT OF AWARDS

      In the event of a proposed sale, merger, consolidation, reorganization, liquidation, or upon a change in control of the Company as defined by the Board of Directors, the Committee shall have the discretion to provide for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion, of an award granted under the Plan. Such provision for the acceleration of vesting and for settlement, including cash payment or assumption and/or conversion may be set forth in an award agreement made pursuant to this Plan. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets In addition, the Committee shall have the discretion to provide for the acceleration of vesting of awards made pursuant to this Plan in the event of a participant's death or total disability, or a participant's termination or retirement from the Company, each as defined by the Committee.

14. PLAN AMENDMENT

      The Plan may be amended only by the Board as it deems necessary or appropriate to better achieve the purposes of the Plan; provided, however, that to the extent required by the IRS Code or the rules of the SEC or NYSE, stockholder approval shall be required for any amendment of the Plan. In addition, stockholder approval shall be required for any material amendment to the Plan.

15. TAX WITHHOLDING

      The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations, including requiring Plan participants to tender a cash payment in satisfaction of the withholding obligation. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding, and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

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16. OTHER BENEFIT AND COMPENSATION PROGRAMS

      Unless otherwise specifically determined by the Committee and not inconsistent with the terms of any benefit plan, severance program or severance pay law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17. UNFUNDED PLAN

      Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

18. USE OF PROCEEDS

      The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

19. REGULATORY APPROVALS

      The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

20. FUTURE RIGHTS

      No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company. A person granted an award under the Plan shall have no rights as a stockholder with respect to shares covered by such person's award until the date of the issuance of shares to the person pursuant to the terms of such award.

21. SUCCESSORS AND ASSIGNS

      The Plan shall be binding on all successors and assigns of a participant including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

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                             ALASKA AIR GROUP, INC.

                      2004 LONG-TERM INCENTIVE EQUITY PLAN

                             STOCK OPTION AGREEMENT

      Option Agreement, effective _______, between Alaska Air Group, Inc. ("Air Group"), a Delaware corporation, and ____________ ("Optionee"), an employee of a wholly owned subsidiary of Air Group (the "Company").

      WHEREAS, Section 3 of the 2004 Long-Term Incentive Equity Plan ("the Plan") authorizes the Compensation Committee of the Air Group Board of Directors (the "Committee") to designate the individuals who are to receive stock options and the terms and conditions pertaining to such options;

      NOW, THEREFORE, PURSUANT TO SUCH AUTHORITY, IT IS AGREED AS FOLLOWS:

      1. Air Group hereby grants to Optionee a nonqualified stock option to purchase _____ shares of the Common Stock of Air Group, subject to the provisions of the 2004 Long-Term Incentive Equity Plan and this Option Agreement. The date of the grant of the option is ______. The exercise price is ____ per share, which is the closing price of the Common Stock on the date of grant. The option will expire on _______________, and shall not be exercisable after that date.

      2. By this reference, this Agreement embodies and adopts the terms of the 2004 Long-Term Incentive Equity Plan.

      3.    Optionee acknowledges and agrees that:

            (a) The options shall vest over four (4) years from the date of grant and become exercisable in four (4) equal annual installments.

            (b) The option is not transferable; however, Optionee may designate a beneficiary on forms prescribed by and filed with Air Group.

            (c) If the employment of Optionee with the Company (as defined in the Plan, including Air Group and subsidiaries) ceases due to retirement or early retirement with the Committee's approval, then the option will continue to vest and remain exercisable until the earlier of the option expiration date or three (3) years after employment ceases. For purposes of this agreement, an employee is considered to have retired if, on the date of termination any of the following applies: (i) he or she is at least 55 years of age and has five years of service with the Company or its subsidiaries, (ii) is at least 60 years of age, or (iii) is a participant in and is entitled to commence a benefit under a Company-sponsored defined benefit plan. In the case of termination for any other reason, the option will be canceled immediately on the date employment ceases. In the case of death or Total Disability (as defined below) the options shall fully vest and will remain exercisable for three years after employment ceases. In order to qualify for the beneficial tax treatment afforded to incentive stock options, the option must be exercised within three months after termination of employment for reasons other than death or Total Disability. Total Disability means a mental or physical impairment of the Option which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total Disability will be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee. Employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee), except that employment shall not be deemed to continue beyond the first 90 days of such leave unless the Optionee's reemployment rights are guaranteed by statute or by contract.

            (d) The Committee may at any time determine that the option shall not be exercised for less than 100 shares at any time.

            (e) The option exercise price must be paid in full at the time of exercise in cash or by check, or by (i) tendering (actually or by attestation) shares of Common stock already owned by Optionee, (ii) delivery of a properly executed exercise notice, together with irrevocable instructions to (a) a brokerage firm designated by Air Group to deliver promptly to Air Group the aggregate amount of sale or loan proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise and (b) Air Group to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or (iii) such other considerations as the Committee may permit or any combination of the foregoing.

            (f) In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise.

                  A disqualifying disposition of an incentive stock option award or the exercise of nonqualified stock options may create substantial ordinary income to Optionee, and Optionee hereby authorizes the Company to make any appropriate withholding for income taxes, including the retention of shares otherwise issuable upon exercise of the option.

                  Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

            (g) In the event of any Change of Control (as defined on Exhibit A attached hereto) the option shall automatically accelerate so that the option shall, immediately prior to the effective date of the Change in Control, become 100% vested, unless two-thirds of the Incumbent Directors (as defined on Exhibit
                  A) then in office shall have specifically determined in advance to maintain in effect the vesting schedule set forth in Section 3(a) of this Option Agreement.

                  The option shall terminate and cease to remain outstanding immediately following the consummation of such Change of Control, except to the extent assumed by the successor corporation.

                  Unless the Board shall determine otherwise, the vesting schedule set forth in Section 3(a) of this Option Agreement shall not be accelerated by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and among Air Group and/or its subsidiaries, provided such transaction has been approved by two-thirds of the Incumbent Directors then in office.

            (h) To the extent that the aggregate fair market value (determined as of the grant date) of the shares with respect to which the incentive stock option is exercisable for the first time by you during any calendar year (under this option and all other incentive stock options you hold) exceeds $100,000, the excess portion will be treated as nonqualified stock options, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for incentive stock options.

            (i) If incentive stock options are granted under this Option Agreement to persons who own more than ten percent of the total combined voting power of all securities of Air Group, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock on the date of grant. This provision shall control notwithstanding any contrary terms contained in this Option Agreement.

      4. Nothing in the Plan or this Option Agreement shall confer upon Optionee any right to continue in the employ of the Company or its subsidiaries or to interfere in any way with the right of the Company to terminate his or her employment or other relationship with the Company at any time.

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AT THE PRESENT TIME, AIR GROUP HAS AN EFFECTIVE REGISTRATION STATEMENT WITH
RESPECT TO THE SHARES THAT WILL BE ISSUED UPON EXERCISE OF THIS OPTION. AIR GROUP INTENDS TO MAINTAIN THIS REGISTRATION BUT HAS NO OBLIGATION TO DO SO. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

IN WITNESS WHEREOF, Air Group and Optionee have executed this Agreement.

Optionee,                                           Alaska Air Group

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PLEASE PROVIDE YOUR CURRENT COMAIL CODE AND HOME ADDRESS BELOW:

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                                    EXHIBIT A

                                   DEFINITIONS

"Change in Control" means:

(a) Air Group's Stockholders shall approve and there shall occur:

            (i) any consolidation or merger of Air Group in which Air Group is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of Air Group in which the holders of Air Group's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Air Group or Alaska; or

            (iii) the adoption of any plan or proposal for the liquidation or dissolution of Air Group or Alaska;

(b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board "Incumbent Directors") shall cease for any reason to constitute at least a majority thereof, unless each new director during such two-year period was nominated or elected by the Incumbent Directors, or a committee of the Incumbent Directors (new directors nominated or elected by the Incumbent Directors or by a committee of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c) an "Person (as such term is used in Section 13(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of then-outstanding securities of Air Group ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors ("Voting Securities," to be calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock) represent 20% or more of the combined voting power of the then-outstanding Voting Securities.

                                      # # #

                             ALASKA AIR GROUP, INC.

                      2004 LONG-TERM INCENTIVE EQUITY PLAN

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

Award Date                 Number of Units                    Final Vesting Date

      This Restricted Stock Unit Award Agreement ("Agreement") is made and entered into as of the 6th day of December, 2004 by and between Alaska Air Group, Inc. (the "Company") and __________ ("Participant"), an employee of a wholly owned subsidiary of the Company.

      The Company has on the Award Date specified above granted to Participant an award (the "Award") to receive that number of restricted stock units (the "Restricted Stock Units") indicated above in the box labeled "Number of Units," each Restricted Stock Unit representing the right to receive one share of Alaska Air Group Common Stock (the "Common Stock"), subject to certain restrictions and on the terms and conditions contained in this Award and the Alaska Air Group, Inc. 2004 Long-Term Incentive Equity Plan (the "Plan"). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any capitalized terms not defined herein shall have the meaning set forth in the Plan. This Agreement shall be effective when signed by the Company and Recipient.

      1. Rights of the Participant with Respect to the Restricted Stock Units.

            a) No Shareholder Rights. The Restricted Stock Units granted pursuant to this Award do not and shall not entitle Participant to any rights of a shareholder of Common Stock, including without limitation voting rights or dividends. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 2, 3 or 4.

            b) Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to Participant prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 2, 3 or 4. Neither this
Section 1(b) nor any action taken pursuant to or in accordance with this Section 1(b) shall be construed to create a trust of any kind. After any Restricted Stock Units vest pursuant to Section 2, 3 or 4, and further provided that Participant has fully complied with all of his or her obligations under this Agreement and the Plan, the Company shall promptly cause to be issued in book-entry form, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, Common Stock in payment of such vested whole Restricted Stock Units. The value of any fractional Restricted Stock Unit shall be paid in cash at any time the Common Stock is delivered to Participant in payment of the Restricted Stock Units.

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

      2. Vesting. Subject to the terms and conditions of this Award, the Restricted Stock Units shall vest, and the restrictions with respect to the Restricted Stock Units shall lapse, on the third anniversary of the Award Date if Participant remains continuously employed by the Company.

      3. Early Vesting Upon Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control (as defined in Exhibit A attached hereto), all of the Restricted Stock Units shall become immediately and unconditionally vested and exercisable, and the restrictions with respect to all of the Restricted Stock Units shall lapse, unless two-thirds of the Incumbent Directors (as defined in Exhibit A) then in office shall have specifically determined in advance to maintain in effect the vesting schedule set forth in Section 2 of this Agreement.

      4. Forfeiture or Early Vesting Upon Termination of Employment

            a) Retirement. If the employment of Participant with the Company (including its subsidiaries) ceases due to retirement or early retirement (with the Committee's approval in the case of early retirement), then the Award will continue to vest for three years following the date of retirement according to the vesting schedule set forth in this Award. For Purposes of this agreement, an employee is considered to have retired if, on the date of termination any of the following applies: (i) he or she is at least 55 years of age and has five years of service with the Company or its subsidiaries, (ii) is at least 60 years of age, or (iii) is a participant and is entitled to commence a benefit under a Company-sponsored defined benefit plan.

            b) Total Disability. In the case of death or Total Disability (as defined below) the Award will fully vest. Total Disability means a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total Disability will be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Committee.

            c) Other Termination. In the case of termination for any other reason, the Award will be canceled and forfeited immediately on the date employment ceases.

            d) Leave of Absence. Employment shall be deemed to continue while the Participant is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee), except that employment shall not be deemed to continue beyond the first 90 days of such leave unless the Optionee's reemployment rights are guaranteed by statute or by contract.

      5. Restriction on Transfer. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant otherwise than by will or by the laws of descent and distribution, and any such purposed sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the Restricted Stock Units upon the death of Participant.

      6. Adjustments to Restricted Stock Units.

            a) In the event that any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar corporate transaction or event affecting the Common Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the vesting of the Restricted Stock Units), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of shares of Common Stock Participant would have received upon vesting of the Restricted Stock Units; provided, however, that the number of shares into which the Restricted Stock Units may be converted shall always be a whole number.

      7. Income and Payroll Tax Matters.

            a) Participant is ultimately and solely liable and responsible for all taxes owed in connection with the Award and the Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of shares of Common Stock issuable pursuant to the Award. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes are withheld or collected from Participant.

            b) In order to comply with recently enacted legislation affecting deferred compensation plans, Participant agrees that some provisions of this Agreement may need to be adjusted, to specify more clearly the distribution dates specified in Section 1(b) above for the Common Stock to be issued under this Restricted Stock Unit, or to add other provisions that may be required to ensure that this Restricted Stock Unit Agreement operates in compliance with the new legislation, and with the regulations to be issued thereunder.

            c) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Company will withhold, at the applicable federal supplemental wage withholding rate, a portion of the shares of Common Stock otherwise to be delivered having a fair market value equal to the amount of such taxes in order to fulfill Participant's federal income tax withholding obligations arising from the receipt of Common Stock in payment of the Restricted Stock Units, or, if applicable, the lapse of restrictions relating to the Restricted Stock Units. Any state income taxes or other payroll taxes, such as FICA or Medicare, due may also be withheld from the shares delivered or from subsequent paychecks, at the Company's discretion. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value of such fractional share. As a condition and

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

term of this Award, Participant shall not make an election under Section 83(b) of the Internal Revenue Code with respect to all or any portion of the Award.

      8. Miscellaneous.

            a) This Award does not confer on Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time. Furthermore, nothing herein creates any contractual or other right to receive future grants of awards.

            b) The Company shall not be required to deliver any shares of Common Stock upon vesting of any Restricted Stock Units until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

            c) An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control. If Participant does not sign and return this Agreement, the Company is not obligated to provide Participant with any benefit hereunder and may refuse to issue shares of Common Stock to Participant under this Award. This Agreement replaces and supersedes that Restricted Stock Unit Agreement dated November 10, 2004 (the "Prior Agreement"). Participant hereby waives all of Participant's rights under the Prior Agreement and agrees that the Prior Agreement shall terminate in full upon Participant's execution of this Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement.

PARTICIPANT                                             COMPANY

----------------------------------                      ------------------------

Please provide your current COMAIL and home address below:

COMAIL
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HOME
         -------------------------------------------
ADDRESS
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

                                    EXHIBIT A

                                   DEFINITIONS

"Change in Control" means:

(a) Air Group's Stockholders shall approve and there shall occur:

            (i) any consolidation or merger of Air Group in which Air Group is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of Air Group in which the holders of Air Group's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Air Group or Alaska; or

            (iii) the adoption of any plan or proposal for the liquidation or dissolution of Air Group or Alaska;

(b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board "Incumbent Directors") shall cease for any reason to constitute at least a majority thereof, unless each new director during such two-year period was nominated or elected by the Incumbent Directors, or a committee of the Incumbent Directors (new directors nominated or elected by the Incumbent Directors or by a committee of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c) an "Person (as such term is used in Section 13(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of then-outstanding securities of Air Group ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors ("Voting Securities," to be calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock) represent 20% or more of the combined voting power of the then-outstanding Voting Securities.

                                      # # #

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